Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated November 16, 2015 and May 1, 2015, with respect to the consolidated financial statements of Benitec Biopharma Limited contained in this post-effective amendment to the Registration Statement and Prospectus.

We also consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

GRANT THORNTON AUDIT PTY LTD

Chartered Accountants

Sydney, April 13, 2016